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                                                                   Exhibit 10.51

                                 FIRST AMENDMENT

                              VERILINK CORPORATION
                   AMENDED AND RESTATED 1993 STOCK OPTION PLAN

         VERILINK CORPORATION, a corporation organized and existing under the laws of the State of Delaware with its principal place of business in Huntsville, Alabama, (the "Company") hereby adopts and publishes on this the 17th day of May, 2000 this Amendment to the Amended and Restated 1993 Stock Option Plan of Verilink Corporation (the "Plan"), as follows:

         WHEREAS, the Company has determined that an increase in the number of Verilink Corporation common stock subject to the Plan is necessary; and

         WHEREAS, Section 3(a) of the Plan is hereby amended to increase the number of Verilink Corporation common stock subject to the Plan; and

         WHEREAS, by written unanimous consent of the Board of Directors of the Company, said Board did specifically approve and adopt by resolution the amendment hereinafter set forth.

         NOW, THEREFORE, in consideration of the premises hereinabove set forth, the Company amends said Plan, as follows:

         1. Section 3(a) shall be amended and restated as follows:

         "(a) An aggregate of not more than 6,800,000 shares of Stock shall be available for the grant of stock options under the Plan. If an option is surrendered (except surrender for shares of Stock) or for any other reason ceases to be exercisable in whole or in part, the shares which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. Any Stock which is retained by the Company upon exercise of an option in order to satisfy the exercise price for such option or any withholding taxes due with respect to such option exercise shall be treated as issued to the Optionee and will thereafter not be available under the Plan."

         The Company has caused this Amendment to be executed by its duly authorized officer and its corporate seal to be affixed hereunto on the day and year first above written.


                                    VERILINK CORPORATION



                                    /s/ Graham G. Pattison
                                    --------------------------------------------
                                    By:  Graham G. Pattison
                                    Its: President

ATTEST:

/s/ C. W. Smith
--------------------------------
By:  C. W. Smith
Its: Secretary


(CORPORATE SEAL)